SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 18, 2004 (June 18, 2004)

Sanders Morris Harris Group Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 3100, Houston, Texas 77002

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Item 5.       Other Events.

On June 18, 2004, Sanders Morris Harris Group Inc. announced that Robert M. Collie, Jr., Charles W. Duncan, III, Gerald H. Hunsicker, Scott McClelland and Albert W. Niemi, Jr., Ph.D. have been elected as new members of its Board of Directors.

Item 7.       Financial Statements and Exhibits.

a.             Financial statements of business acquired

Not Applicable

b.             Pro forma financial information

Not Applicable

c.             Exhibits

99.1                           Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

	By:	/s/ Ben T. Morris
Ben T. Morris,
Chief Executive Officer

Date: June 18, 2004